Exhibit 10.1

BB&T CORPORATION
2012 INCENTIVE PLAN

Amended April 25, 2017

ARTICLE 1
ESTABLISHMENT, PURPOSE AND DURATION

1.1.Establishment. BB&T Corporation, a North Carolina corporation, establishes an incentive compensation plan to be known as the BB&T Corporation 2012 Incentive Plan, as set forth in this document. The Plan became effective upon approval by the shareholders of BB&T on April 24, 2012 (the “Effective Date”) and shall remain in effect as provided in Section 1.3.
1.2.Purpose. The Plan is intended to assist BB&T in recruiting and retaining Employees, Directors, and Independent Contractors of BB&T and its Affiliates with ability and initiative by enabling eligible individuals to contribute to and participate in BB&T’s future success and to associate their interests with those of BB&T and its shareholders. In furtherance of this purpose, the Plan authorizes the grant of Awards, including Options (including Incentive Options and Nonqualified Options), SARs (including Related SARs and Freestanding SARs), Restricted Awards (including Restricted Stock Awards and Restricted Stock Unit Awards), Performance Awards (including Performance Share Awards, Performance Unit Awards and LTIP Awards), Annual Incentive Performance Awards, and Phantom Stock Awards, to selected eligible individuals.
1.3.Duration. Unless sooner terminated as provided herein, the Plan shall terminate ten (10) years from the Effective Date. After the Plan is terminated, no Awards may be granted; provided, however, that Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions.
ARTICLE 2
ELIGIBILITY AND PARTICIPATION
2.1.General. An Award may be granted only to an individual who satisfies all of the following eligibility requirements on the date the Award is granted:
(a)The individual is either (i) an Employee of BB&T or an Affiliate, or (ii) a Director of BB&T or an Affiliate, or (iii) an Independent Contractor providing services to BB&T or an Affiliate.
(b)With respect to the grant of Incentive Options, the individual is otherwise eligible to participate under this Article 2 and is an Employee; provided, however, an Employee who is a Ten Percent Shareholder may only be granted an Incentive Option if the Option Price is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock, and the Option Period does not exceed five (5) years.
(c)With respect to the grant of substitute Awards or assumption of awards in connection with a merger, consolidation, acquisition, reorganization, or other transaction involving BB&T or an Affiliate, the Administrator may grant Awards upon such terms and conditions as it determines to be appropriate; provided that the recipient is otherwise eligible to receive the Award and the terms of the Award are consistent with the Plan and applicable laws, rules, and regulations (including, to the extent necessary, the federal securities laws registration provisions and Sections 409A, 422(b) and 424(a) of the Code).
(d)The individual, being otherwise eligible under this Section 2.1 is selected by the Administrator as a Participant in the Plan.
2.2.Grants; Award Agreements. The Administrator will designate individuals to whom Awards are to be made and will specify the number of shares of Common Stock, if any, subject to each Award and the other terms and conditions of Awards. With the exception of Annual Incentive Performance Awards under Articles 9 and 10 of the Plan and as otherwise determined by the Administrator, each Award granted under the Plan shall be evidenced by an Agreement which shall contain such terms, conditions, and restrictions as may be determined by the Administrator, subject to the terms of the Plan.
ARTICLE 3
SHARES SUBJECT TO PLAN AND AWARD LIMITATIONS
3.1.Shares Available for Awards.
(a)Subject to adjustments as provided in Section 3.4, the aggregate number of shares of Common Stock that may be issued pursuant to Awards granted under the Plan shall not exceed forty-one million two hundred thousand (41,200,000) shares of Common Stock; provided that the aggregate number of shares of Common Stock with respect to which Incentive Options may be granted under the Plan shall be forty-one million two hundred thousand (41,200,000) shares. Shares of Common Stock delivered under the Plan shall be authorized but unissued shares or shares purchased on the open market or by private purchase. BB&T hereby reserves sufficient authorized shares of Common Stock to meet the grant of Awards hereunder. (Effective April 25, 2017)
(b)With respect to Section 3.2(b)(iv), (v), (vi), and (vii), the aggregate Awards issued under the Plan prior to April 25, 2017, were subject to a limitation of twenty million (20,000,000) shares of Common Stock. If and when such limitation was met, additional Phantom Stock Awards, Restricted Awards, and Performance Awards settled in shares of Common Stock counted against the thirty-five million (35,000,000) previously authorized number of shares of Common Stock issuable under this Section 3.1 in a ratio of three (3) to one (1) such that an Award of one (1) share of Common Stock for any one (1) share of Common Stock relating to each of a Phantom Stock Award, Restricted Award, or Performance Award settled in shares of Common Stock reduced the thirty-five million (35,000,000) previously authorized shares of Common Stock available for issuance under this Section 3.1 by three (3) shares. This Section 3.1(b) does not apply to Awards granted on or after April 25, 2017. (Effective April 25, 2017)
3.2.Fiscal Year/Performance Period Award Limits. Subject to the overall limitations of Section 3.1 above, each of the following limitations shall apply (and be interpreted and applied in a manner consistent with Section 162(m)) to Awards granted under the Plan, in each case subject to adjustments pursuant to Section 3.4 (with respect to multi-year Performance Periods, the amount which is granted or paid for any one Fiscal Year of the Performance Period is the amount granted or paid for the Performance Period divided by the number of calendar months in the Performance Period):
(a)Fiscal Year Limitations. In any Fiscal Year, no Participant may (i) be granted Options and Freestanding SARs for more than one million (1,000,000) shares of Common Stock, or (ii) receive shares of Common Stock pursuant to the grant of any Awards other than Options and Freestanding SARs made under the Plan for more than a total of five hundred thousand (500,000) shares of Common Stock. For purposes of this Article 3, an Option and a Related SAR shall be treated as a single Award.
(b)Other Limitations. (i) Nonqualified Options: the maximum number of shares of Common Stock with respect to which Nonqualified Options may be granted to any one Participant in any Fiscal Year shall be one million (1,000,000); (ii) Incentive Options: the maximum number of shares of Common Stock with respect to which Incentive Options may be granted to any one Participant in any Fiscal Year shall be one million (1,000,000); (iii) Freestanding Stock Appreciation Rights: the maximum number of shares of Common Stock with respect to which any Freestanding SARs may be granted to any one Participant in any Fiscal Year shall be one million (1,000,000); (iv) Phantom Stock: the maximum number of shares of Common Stock with respect to which Phantom Stock Awards may be granted to any one Participant in any Fiscal Year shall be five hundred thousand (500,000); (v) Restricted Stock: the maximum number of shares of Common Stock that are shares of Restricted Stock that may be granted to any one Participant in any Fiscal Year shall be five hundred thousand (500,000); (vi) Restricted Stock Units: the maximum number of shares of Common Stock relating to Restricted Stock Units that may be granted to any one Participant in any Fiscal Year shall be five hundred thousand (500,000); (vii) Performance Awards: the maximum number of shares of Common Stock awarded or credited with respect to Performance Awards payable in shares of Common Stock to any one Participant for a Fiscal Year may not exceed five hundred thousand (500,000) shares determined as of the date of payout. (For the avoidance of doubt, this share number does not include Options, SARs, Phantom Stock, Restricted Awards and any other Awards listed in this Section 3.2 that count towards the one million dollar ($1,000,000) deduction limitation under Section 162(m) but for the exception for “performance-based compensation.”); and (viii) Cash Awards: in any Fiscal Year, no Participant may receive Awards paid in cash having an aggregate dollar value in excess of Fifteen Million Dollars ($15,000,000). During any Fiscal Year, a Director who is not an Employee may not receive Awards with an aggregate Award date Fair Market Value in excess of Five Hundred Thousand Dollars ($500,000) (Effective April 25, 2017)
3.3.Shares Not Subject to Limitations. The following will not be applied to the share limitations of Section 3.1 above:
(a)Dividends, including dividends paid in shares of Common Stock, or dividend equivalents paid in cash in connection with outstanding Awards;
(b)Awards which are settled in cash rather than the issuance of shares of Common Stock; and
(c)Any shares of Common Stock subject to an Award under the Plan which Award is forfeited, cancelled, terminated, expires or lapses for any reason without the issuance of shares of Common Stock underlying the Award. However, any shares of Common Stock surrendered by a Participant or withheld by BB&T to pay the Option Price or purchase price for an Award or used to satisfy any tax withholding requirement in connection with the exercise, vesting, or earning of an Award (if in accordance with the terms of the Plan, a Participant pays such Option Price or purchase price or satisfies such tax withholding by either tendering previously owned shares of Common Stock or having BB&T withhold shares) shall be subject to the share limitations of Section 3.1 above.
3.4.Adjustments and Substitution of Awards. If there is any change in the outstanding shares of Common Stock because of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, spin-off, combination or reclassification of the Common Stock, or if there is a similar change in the capital stock structure of BB&T affecting the Common Stock, which the Administrator determines affects the Common Stock such that an adjustment or substitution is appropriate, the number of shares of Common Stock reserved for issuance under the Plan shall be correspondingly adjusted, and the Administrator shall make such substitutions or adjustments to the terms of Awards and to any provisions of the Plan as the Administrator deems equitable to prevent dilution or enlargement of Awards or as may otherwise be advisable. Notwithstanding the foregoing, unless the Administrator determines otherwise, the issuance by BB&T of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of BB&T convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof, shall be made with respect to, outstanding Awards. All adjustments and substitutions shall be made (i) consistent with Code Section 424 in the case of Incentive Options so as not to result in any disqualification, modification, extension, or renewal of any Incentive Option, and otherwise in a manner compliant with (ii) Section 409A and (iii) Section 162(m) and the provisions of Article 11.
ARTICLE 4
OPTIONS
4.1.Grant of Options. Subject to the terms of the Plan, the Administrator may in its sole and absolute discretion grant Options to such eligible individuals in such numbers, subject to such terms and conditions, and at such times as the Administrator shall determine. Both Incentive Options and Nonqualified Options may be granted under the Plan, as determined by the Administrator; provided, however, that Incentive Options shall only be granted to Employees. To the extent that an Option is designated as an Incentive Option but does not qualify as such under Section 422 of the Code, the Option (or portion thereof) shall be treated as a Nonqualified Option. An Option may be granted with or without a Related SAR.
4.2.Option Agreement. Each Option grant shall be evidenced by an Agreement that shall specify the date of grant, the Option Price, the term of the Option, the number of shares of Common Stock to which the Option pertains, whether the Option is an Incentive Option or a Nonqualified Option, the conditions upon which the Option shall become vested and exercisable, and such other provisions as the Administrator shall determine that are not inconsistent with the terms of the Plan.
4.3.Option Price. The Option Price shall be established by the Administrator and stated in the Agreement evidencing the grant of the Option; provided, that (i) the Option Price of an Option shall be no less than one hundred percent (100%) of the Fair Market Value per share of the Common Stock on the date the Option is granted (or one hundred ten percent (110%) of the Fair Market Value with respect to Incentive Options granted to a Ten Percent Shareholder); and (ii) in no event shall the Option Price per share of any Option be less than the par value per share of the Common Stock. As provided in Section 12.4(a) of the Plan, except for adjustments made pursuant to Section 3.4, the Option Price for any outstanding Option may not be decreased after the date of grant, nor may any outstanding Option granted under the Plan be surrendered to BB&T as consideration for the grant of a new Option with a lower Option Price than the original Option without shareholder approval of any such action.
4.4.Option Period; Exercise of Options. The Option Period shall be determined by the Administrator at the time the Option is granted, shall be stated in the Agreement, and shall not extend more than ten (10) years from the date on which the Option is granted (or five (5) years with respect to Incentive Options granted to a Ten Percent Shareholder). Any Option or portion thereof not exercised before expiration of the Option Period shall terminate.
4.5.No Deferral Feature. No Option shall have any feature that would allow for the deferral of compensation (within the meaning of Section 409A) other than the deferral of recognition of income until the later of the exercise or disposition of the Option or the time the shares acquired subject to the exercise of the Option first become substantially vested (as defined in Treasury Regulation Section 1.83-3(b)).
4.6.Exercise of Options.
(a)The period or periods during which, and conditions pursuant to which, an Option may become exercisable shall be determined by the Administrator in its discretion, subject to the terms of the Plan. An Option granted under the Plan that is exercisable may be exercised with respect to any number of whole shares less than the full number of whole shares for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with the Plan and the applicable Agreement with respect to remaining shares subject to the Option or Related SAR.
(b)An Option that is exercisable may be exercised by giving notice of exercise specifying the number of shares of Common Stock to be purchased. The notice of exercise shall be in such form, made in such manner, and shall comply with such terms, conditions, and restrictions as may be established by the Administrator or its designee, which terms, conditions, and restrictions need not be the same for each grant or for each Participant.
(c)To the extent required under Section 422 of the Code, in no event shall there first become exercisable by an Employee in any one (1) calendar year Incentive Options granted by BB&T or an Affiliate with respect to shares having an aggregate Fair Market Value (determined at the time an Incentive Option is granted) greater than One Hundred Thousand Dollars ($100,000).
4.7.Payment. Unless an Agreement provides otherwise, payment upon exercise of an Option shall be in the form of cash or cash equivalent; provided that, where permitted by the Administrator and applicable laws, rules, and regulations, payment may also be made:
(a)By delivery (by either actual delivery or attestation) of shares of Common Stock owned by the Participant for a time period determined by the Administrator and otherwise acceptable to the Administrator;
(b)By shares of Common Stock withheld upon exercise;

(c)By delivery of notice of exercise to BB&T or its designee and delivery to a broker of notice of exercise and irrevocable instructions to promptly deliver to BB&T the amount of sale or loan proceeds to pay the Option Price;
(d)By such other payment methods as may be approved by the Administrator and which are acceptable under applicable law; or
(e)By any combination of the foregoing methods.
Shares tendered or withheld in payment on the exercise of an Option shall be valued at their Fair Market Value.
4.8.Nontransferability. Except as otherwise permitted by Code Section 422, an Incentive Option granted to a Participant shall be exercisable, prior to its expiration date, during the Participant’s lifetime solely by such Participant (or in the event of such Participant’s legal incapacity or incompetency, such Participant’s guardian or legal representative). Incentive Options shall not be transferable (including by sale, assignment, pledge, or hypothecation) except by will, the laws of intestate succession, beneficiary designation, or in the Administrator’s discretion (in accordance with Section 422 of the Code and related regulations, and registration provisions of the Securities Act). A Nonqualified Option granted to a Participant shall be exercisable, prior to its expiration date, during the Participant’s lifetime solely by such Participant (or in the event such Participant’s legal incapacity or incompetency, such Participant’s guardian or legal representative). Nonqualified Options shall not be transferable (including by sale, assignment, pledge, or hypothecation) except by will, the laws of intestate succession, beneficiary designation, or except as may be permitted by the Administrator in the Administrator’s discretion (in accordance with applicable law, including the Code and registration provisions of the Securities Act). No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant. The designation of a beneficiary in accordance with Section 14.9 shall not constitute a transfer.
4.9.Disqualifying Dispositions. If shares of Common Stock acquired upon exercise of an Incentive Option are disposed of within two (2) years following the date of grant or one (1) year following the transfer of such shares to a Participant upon exercise, the Participant shall, promptly following such disposition, notify BB&T in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Administrator may reasonably require.
4.10.Administrative Determination. Subject to the terms of the Plan and consistent with Article 13, the Administrator shall have the sole authority to determine whether and to what degree Options vest and are forfeited and to interpret the terms and conditions of Options.
ARTICLE 5
STOCK APPRECIATION RIGHTS AND PHANTOM STOCK AWARDS
5.1.Stock Appreciation Rights
(a)Grant of SARs. Subject to the terms of the Plan, the Administrator may in its discretion grant SARs to Participants, in such numbers, upon such terms, and at such times as the Administrator shall determine. SARs may be granted with respect to all or a portion of the shares of Common Stock subject to an Option as Related SARs, or may be granted separately and independently of an Option as Freestanding SARs. The base price per share of an SAR shall never be less than one hundred percent (100%) of the Fair Market Value per share of the Common Stock on the date the SAR is granted. As provided in Section 12.4(a) of the Plan, except for adjustments made pursuant to Section 3.4, the base price of any outstanding SAR granted under the Plan may not be decreased after the date of grant, nor may any outstanding SAR granted under the Plan be surrendered to BB&T as consideration for the grant of a new SAR with a lower base price than the original SAR without shareholder approval of any such action.
(b)SAR Award Agreement. Each Award of an SAR shall be evidenced by an Agreement that shall specify the exercise price, the term of the SAR, the number of shares of Common Stock to which the SAR pertains, the conditions upon which the SAR shall become vested and exercisable, and such other provisions as the Administrator shall determinate that are not inconsistent with the terms of the Plan.
(c)Related SARs. A Related SAR shall be granted concurrently with the grant of the related Option. Related SARs shall be exercisable only at the time and to the extent that the related Option is exercisable, and in no event after the complete termination or full exercise of the related Option. Upon the exercise of a Related SAR, the Option shall be canceled to the extent of the number of shares as to which the Related SAR is exercised, and upon the exercise of a related Option, the Related SAR shall be canceled to the extent of the number of shares as to which the related Option is exercised or surrendered.
(d)Freestanding SARs. A Freestanding SAR may be granted without relationship to an Option and, in such case, will be exercisable upon such terms and subject to such conditions as may be determined by the Administrator, subject to the terms of the Plan.
(e)No Deferral Feature. No SAR shall have any feature that would allow for the deferral of compensation (within the meaning of Section 409A) other than the deferral of recognition of income until the exercise of the SAR.
(f)Exercise of SARs.

(i)
Subject to the terms of the Plan, SARs shall be exercisable in whole or in part upon such terms and conditions as may be established by the Administrator and stated in the applicable Agreement. The period during which an SAR may be exercisable shall not exceed ten (10) years from the date of grant or, in the case of Related SARs, such shorter Option Period as may apply to the related Option. Any SAR or portion thereof not exercised before expiration of the period established by the Administrator shall terminate.

(ii)
SARs may be exercised by giving notice of exercise specifying the number of SARs being exercised. The notice of exercise shall be in such form, made in such manner, and comply with such terms, conditions, and restrictions as may be established by the Administrator or its designee, which terms, conditions, and restrictions need not be the same for each grant or for each Participant.

(g)Payment Upon Exercise. Subject to the limitations of the Plan, upon the exercise of an SAR, a Participant shall be entitled to receive payment from BB&T in an amount determined by multiplying (i) the difference between the Fair Market Value of a share of Common Stock on the date of exercise of the SAR over the base price of the SAR by (ii) the number of shares of Common Stock with respect to which the SAR is being exercised. Such consideration shall be paid in cash, shares of Common Stock (valued at Fair Market Value on the date of exercise of the SAR), or a combination of cash and shares of Common Stock, as determined by the Administrator. Cash payments shall be made within fifteen (15) business days of exercise; provided that if such fifteen- (15-) day period begins in one (1) calendar year and ends in another calendar year, the Participant shall have no right to designate the calendar year of payment. Shares shall be issued in accordance with Section 14.1. Unless otherwise provided in the applicable Agreement, no fractional shares of Common Stock will be issuable upon exercise of the SAR, and the Participant will receive cash in lieu of fractional shares of Common Stock.
(h)Nontransferability. Unless the Administrator determines otherwise in accordance with applicable law, including the Code, (i) SARs shall not be transferable (including by sale, assignment, pledge, or hypothecation) other than by will, the laws of intestate succession, or beneficiary designation; and (ii) SARs may be exercised during the Participant’s lifetime only by the Participant (or in the event of such Participant’s legal incapacity or incompetency, such Participant’s guardian or legal representative). The designation of a beneficiary in accordance with Section 14.9 shall not constitute a transfer.
(i)Administrative Determination. Subject to the terms of the Plan and consistent with Article 13, the Administrator shall have the sole authority to determine whether and to what degree SARs vest and are forfeited and to interpret the terms and conditions of SARs.
5.2.Phantom Stock Awards
(a)Grant of Phantom Stock Awards. Subject to the terms of the Plan, the Administrator may in its discretion grant Phantom Stock Awards to Participants, in such numbers, upon such terms, and at such times as the Administrator shall determine. Each Phantom Stock Award shall be evidenced by an Agreement containing such provisions as the Administrator shall determine that are not inconsistent with the terms of the Plan.
(b)Administrative Determination. Unless the Administrator determines otherwise in the Agreement (taking into account applicable law, including Section 409A), if the employment or service of a Participant shall terminate for any reason and the Participant has not earned all or part of a Phantom Stock Award pursuant to the terms of the Plan and individual Agreement, such Award, to the extent not then earned, shall be forfeited immediately upon the Participant’s Separation from Service and the Participant shall have no further rights with respect thereto. Subject to the terms of the Plan and consistent with Article 13, the Administrator shall have the sole authority to determine whether and to what degree Phantom Stock Awards vest and are payable and to interpret the terms and conditions of Phantom Stock Awards.
(c)Amount of Payment. Upon vesting of all or a part of a Phantom Stock Award and satisfaction of such other terms and conditions as may be established by the Administrator, the Participant shall be entitled to a payment of an amount equal to the Fair Market Value (on the date(s) of vesting (or other date or dates) set forth in the Agreement) of one (1) share of Common Stock with respect to each such hypothetical share unit which has vested. The Administrator may, however, establish a limitation on the amount payable in respect of each hypothetical share unit.
(d)Time and Form of Payment. Payment may be made, in the discretion of the Administrator, in cash or in shares of Common Stock (or in a combination thereof) valued at Fair Market Value on the applicable vesting date or dates (or other date or dates) set forth in the Agreement. Subject to Sections 5.2(e) and 14.1, in the absence of payment arrangements in the Agreement in accordance with Section 409A, payments will be made in a lump sum payment within ninety (90) calendar days of the end of the vesting period; provided, however, that if such ninety- (90-) day period begins in one (1) calendar year and ends in another calendar year, the Participant shall not have the right to designate the calendar year of payment.
(e)Payments to Specified Employees. Notwithstanding anything to the contrary in Section 5.2(d) or Section 14.1, Phantom Stock Awards payable upon a Separation from Service of a Specified Employee, to the extent they constitute nonqualified deferred compensation subject to Section 409A, shall not be paid or issued until within the thirty- (30-) day period commencing with the first day of the seventh month following the month of the Specified Employee’s Separation from Service (provided that if such thirty- (30-) day period begins in one (1) calendar year and ends in another calendar year, the Participant shall have no right to designate the calendar year of payment).
(f)No Acceleration. Except as permitted under Section 409A, no acceleration of the time or form of payment of a Phantom Stock Award shall be permitted.

(g)Nontransferability. Unless the Administrator determines otherwise in accordance with applicable law, including the Code, (i) Phantom Stock Awards shall not be transferable (including by sale, assignment, pledge, or hypothecation) other than by will, the laws of intestate succession, or beneficiary designation; (ii) Phantom Stock Awards may be exercised during the Participant’s lifetime only by the Participant (or in the event of such Participant’s legal incapacity or incompetency, such Participant’s guardian or legal representative); and (iii) shares of Common Stock (if any) subject to a Phantom Stock Award may not be sold, transferred, assigned, pledged, or otherwise encumbered until the Phantom Stock Award has vested and all other conditions established by the Administrator have been met. The designation of a beneficiary in accordance with Section 14.9 shall not constitute a transfer.
ARTICLE 6
RESTRICTED STOCK
6.1.Grant of Restricted Stock. Subject to the terms and provisions of the Plan, Restricted Stock may be granted to a Participant in such number, upon such terms, and at any time as shall be determined by the Administrator, in its sole discretion. As determined by the Administrator, each Restricted Stock Award shall be evidenced by an Agreement that specifies the number of shares of Restricted Stock granted, the Restriction Period, and such other provisions as the Administrator shall determine that are not inconsistent with the terms of the Plan. Such Restricted Stock Awards may be subject to certain conditions, which conditions must be met in order for the Restricted Stock Award to vest or be earned (in whole or in part) and no longer subject to forfeiture. The Administrator shall determine the Restriction Period, and shall determine the conditions which must be met in order for a Restricted Stock Award to vest or be earned (in whole or in part), which conditions may include, but are not limited to, payment of a stipulated purchase price for the Restricted Stock, attainment of Performance Goals, continued service or employment for a certain period of time (or combination of attainment of Performance Goals and continued service), Retirement, Disability, death, or any combination of such conditions. In the case of Restricted Stock Awards based upon Performance Measures, or a combination of Performance Measures and continued service, the Administrator shall determine the Performance Measures and Performance Goals applicable to such Restricted Stock Awards.
6.2.Share Issuance. As soon as practicable following the grant of the Restricted Stock Award, the shares of Restricted Stock shall be registered in the Participant’s name in book-entry form (or permissible electronic form), with the restrictions thereon placed on the book-entry registration (or permissible electronic form). As soon as practicable following the end of the Restriction Period (after all applicable tax withholding obligations have been satisfied by the Participant), the shares shall be registered in the Participant’s name in book-entry form (or permissible electronic form) with the restrictions (except for restrictions that may be imposed pursuant to Section 12.3) removed.
6.3.Share Custody. The Administrator shall have the right to retain custody of the shares subject to a Restricted Stock Award and to require the Participant to deliver to BB&T a stock power, endorsed in blank, with respect to such Award, until such time as the Restricted Stock Award vests or is forfeited.
6.4.Administrative Determination. Unless the Administrator determines otherwise, each Agreement shall set forth the extent to which a Participant shall vest in or forfeit a Restricted Stock Award following termination of the Participant’s employment with or provision of services to BB&T or any Affiliate, as the case may be. Such provisions shall be determined in the sole discretion of the Administrator, shall be included in the Agreement entered into with each Participant, need not be uniform among all shares of Restricted Stock and may reflect distinctions based on the reasons for termination. Subject to the terms of the Plan and consistent with Article 13, the Administrator shall have the authority and power to determine whether or not the conditions of the Restricted Stock Award have been met and to determine the terms and conditions of Restricted Stock Awards.
6.5.No Deferral Feature. No Restricted Stock Award shall have any feature that would allow for the deferral of compensation (within the meaning of Section 409A) other than the deferral of income until the restrictions thereon lapse.
6.6.Nontransferability. Unless the Administrator determines otherwise in accordance with applicable law, including the Code, (i) Restricted Stock Awards shall not be transferable (including by sale, assignment, pledge, or hypothecation) other than by will, the laws of intestate succession or beneficiary designation; and (ii) shares of Restricted Stock may not be sold, transferred, assigned, pledged or otherwise encumbered until the restrictions thereon lapse. The designation of a beneficiary in accordance with Section 14.9 shall not constitute a transfer.
ARTICLE 7
RESTRICTED STOCK UNITS
7.1.Grant of Restricted Stock Unit Awards. Subject to the terms of the Plan, the Administrator may in its discretion grant Restricted Stock Unit Awards to Participants in such numbers, upon such terms and conditions, and at such times as the Administrator shall determine. Each grant of Restricted Stock Units shall be evidenced by an Agreement that shall specify the number of Restricted Stock Units granted, the Restriction Period, and such other provisions as the Administrator shall determine that are not inconsistent with the terms of the Plan. Such Restricted Stock Units may be subject to certain conditions, which conditions must be met in order for the Restricted Stock Unit Award to vest or be earned (in whole or in part) and no longer subject to forfeiture. The Administrator shall determine the Restriction Period, and shall determine the conditions which must be met in order for a Restricted Stock Unit Award to vest or be earned (in whole or in part), which conditions may include, but are not limited to, payment of a stipulated purchase price for the Restricted Stock Unit Award, attainment of Performance Goals, continued service or employment for a certain period of time (or a combination of attainment of Performance Goals and continued service), Retirement, Disability, death, or any combination of such conditions. In the case of Restricted Stock Unit Awards based upon Performance

Measures, or a combination of Performance Measures and continued service, the Administrator shall determine the Performance Measures and Performance Goals applicable to such Restricted Stock Unit Awards.
7.2.Administrative Determination. Unless the Administrator determines otherwise in the Agreement (taking into account applicable law, including Section 409A), if the employment or service of a Participant shall terminate for any reason and all or part of a Restricted Stock Unit Award has not vested or been earned pursuant to the terms of the Plan and the Agreement, such Award, to the extent not then earned, shall be forfeited immediately upon the Participant’s Separation from Service and the Participant shall have no further rights with respect thereto. Subject to the terms of the Plan and consistent with Article 13 and Section 409A, the Administrator shall have the sole authority to determine whether and to what degree the Restricted Stock Unit Awards have vested or have been earned and are payable, and to interpret the terms and conditions of the Restricted Stock Unit Awards.
7.3.Time and Form of Payment. Restricted Stock Units shall be payable in cash or whole shares of Common Stock, or partly in cash and partly in whole shares of Common Stock, in accordance with the terms of the Plan and in the discretion of the Administrator. Subject to Section 7.4, in the absence of other payment arrangements in the Agreement in accordance with Section 409A, payments related to Restricted Stock Units shall be made in a lump sum within ninety- (90-) calendar days of the end of the Restriction Period; provided that if such ninety- (90‑) day period begins in one (1) calendar year and ends in another calendar year, the Participant shall have no right to designate the calendar year of payment. Issuance of shares shall be made in accordance with Section 14.1.
7.4.Payments to Specified Employees. Notwithstanding anything to the contrary in Section 7.3 or Section 14.1, Restricted Stock Units payable upon a Separation from Service of a Specified Employee, to the extent such Restricted Stock Units constitute nonqualified deferred compensation subject to Section 409A, shall not be paid or issued until within the thirty- (30-) day period commencing with the first day of the seventh month following the month of the Specified Employee’s Separation from Service (provided that if such thirty- (30-) day period begins in one (1) calendar year and ends in another calendar year, the Participant shall have no right to designate the calendar year of payment).
7.5.No Acceleration. Except as permitted under Section 409A and as provided in the Agreement, no acceleration of the time or form of payment of a Restricted Stock Unit Award shall be permitted.
7.6.Nontransferability. Unless the Administrator determines otherwise in accordance with applicable law, including the Code, Restricted Stock Unit Awards shall not be transferable (including by sale, assignment, pledge, or hypothecation) other than by will, the laws of intestate succession, or beneficiary designation. The designation of a beneficiary in accordance with Section 14.9 shall not constitute a transfer.
ARTICLE 8
PERFORMANCE AWARDS
8.1.Grant of Performance Awards. Subject to the terms of the Plan, the Administrator may in its discretion grant Performance Awards to such Participants in such amounts, upon such terms and conditions and at such times as the Administrator shall determine. The Administrator shall determine the nature, length, and starting date of the Performance Period during which a Performance Award may be earned, and shall determine the conditions which must be met in order for a Performance Award to vest or be earned (in whole or in part), which conditions may include but are not limited to specified Performance Goals, continued service or employment for a certain period of time, or a combination of such conditions. In the case of Performance Awards based upon Performance Measures, or a combination of Performance Measures and continued service, the Administrator shall determine the Performance Measures and Performance Goals applicable to such Performance Awards.
8.2.Performance Awards. Performance Awards may be in the form of Performance Shares, Performance Units, and/or LTIP Awards. As specified in an Agreement, (i) an Award of a Performance Share is a grant of a right to receive shares of Common Stock (or cash equal to the Fair Market Value thereof or a combination thereof) which is contingent upon the achievement of performance or other objectives (including, without limitation, Performance Goals) during a specified period (including, without limitation, a Performance Period) and which has a value on the date of grant equal to the Fair Market Value of a share of Common Stock; and (ii) an Award of a Performance Unit is a grant of a right to receive shares of Common Stock (or cash equal to the Fair Market Value thereof, or a combination thereof) in the future, which is contingent upon the achievement of performance or other objectives (including, without limitation, Performance Goals) during a specified period (including, without limitation, a Performance Period), and which has an initial value determined in a dollar amount established by the Administrator at the time of grant, and (iii) an LTIP Award is a grant of the right to receive cash (or shares of Common Stock with a Fair Market Value equal to the cash value of the Award) which is contingent upon the achievement of performance or other objectives (including, without limitation, Performance Goals) during a specified period (including, without limitation, a Performance Period).
8.3.Time and Form of Payment. Payment of the amount to which a Participant shall be entitled upon earning a Performance Award shall be made in cash, shares of Common Stock, or a combination of cash and shares of Common Stock, as determined by the Administrator in its sole discretion. Subject to Section 8.4, in the absence of other payment arrangements in the Agreement in accordance with Section 409A, payments related to Performance Awards shall be made in a lump sum within ninety (90) calendar days of the end of the Performance Period; provided that if such ninety- (90-) day period begins in one (1) calendar year and ends in another calendar year, the Participant shall have no right to designate the calendar year of payment. Any issuance of shares shall be made in accordance with Section 14.1.
8.4.Payments to Specified Employees. Notwithstanding anything to the contrary in Section 8.3 or Section 14.1, Performance Awards payable upon a Separation from Service of a Specified Employee, to the extent they constitute nonqualified deferred compensation subject to Section 409A, shall not be paid or issued until within the thirty- (30-) day period commencing with the first day of the seventh month following the month of the Specified Employee’s Separation from Service (provided that if such thirty- (30-) day period begins in one (1) calendar year and ends in another calendar year, the Participant shall have no right to designate the calendar year of payment).
8.5.No Acceleration. Except as permitted under Section 409A and as provided in the Agreement, no acceleration of the time or form of payment of a Performance Award shall be permitted.
8.6.Administrative Determination. Unless the Administrator determines otherwise in the Agreement (taking into account applicable law, including Section 409A), if the employment or service of a Participant shall terminate for any reason and the Participant has not earned all or part of a Performance Award pursuant to the terms of the Plan and individual Agreement, such Award, to the extent not then earned, shall be forfeited immediately upon the Participant’s Separation from Service and the Participant shall have no further rights with respect thereto. Subject to the terms of the Plan and consistent with Article 13, the Administrator shall have the sole authority to determine whether and to what degree Performance Awards have been earned and are payable and to interpret the terms and conditions of Performance Awards.
8.7.Nontransferability. Unless the Administrator determines otherwise in accordance with applicable law, including the Code, (i) Performance Awards shall not be transferable (including by sale, assignment, pledge, or hypothecation) other than by will, the laws of intestate succession, or beneficiary designation; and (ii) shares of Common Stock subject to a Performance Award may not be sold, transferred, assigned, pledged, or otherwise encumbered until the Performance Period has expired and all conditions to earning the Award have been met. The designation of a beneficiary in accordance with Section 14.9 shall not constitute a transfer.
ARTICLE 9
ANNUAL INCENTIVE PERFORMANCE AWARDS
FOR COVERED EMPLOYEES
9.1.Eligibility. Covered Employees and Employees selected by the Administrator who are or are determined by the Administrator as likely to become Covered Employees will be eligible to receive Annual Incentive Performance Awards under this Article 9.
9.2.Performance Goals; Annual Corporate Incentive Pool. No later than ninety (90) days after the commencement of each Performance Period (or such earlier date as is required under Section 162(m)), the Administrator shall establish, in writing, Performance Goals for the Performance Period and the maximum amount of the Annual Corporate Incentive Pool.
9.3.Individual Incentive Opportunity. No later than ninety (90) days after the commencement of each Performance Period (or such earlier date as is required under Section 162(m)), the Administrator shall, in writing, allocate a percentage share of the Annual Corporate Incentive Pool to each Participant who is eligible under Section 9.1. The sum of the percentages of the Individual Incentive Opportunities under this Article 9 shall not exceed one hundred percent (100%); and no Participant’s Individual Incentive Opportunity for a Performance Period shall exceed Seven Million Five Hundred Thousand Dollars ($7,500,000) of the total Annual Corporate Incentive Pool.
9.4.Administrator’s Annual Incentive Performance Award Determination. After the end of each Performance Period, the Administrator shall determine the actual amount of the Annual Corporate Incentive Pool based upon the achievement of the Performance Goals for such Performance Period, which shall not be subject to increase under the pre-established formula. The Administrator shall then calculate the Participant’s allocated portion of the actual Annual Corporate Incentive Pool for such Performance Period based upon the percentage allocated to the Participant at the beginning of the Performance Period. The Administrator will then determine, and set forth in writing, whether the Participant is entitled to all of the Participant’s Individual Incentive Opportunity for such Performance Period or a lesser amount (provided, however, that the Administrator’s exercise of negative discretion to reduce a Participant’s Individual Incentive Opportunity shall not result in an increase in the amount of another Participant’s Individual Incentive Opportunity or Annual Incentive Performance Award payment). The Administrator shall have no discretion to increase the amount of compensation payable upon attainment of the Performance Goals. If a Participant’s employment with BB&T and its Affiliates is terminated by reason of death or Disability during a Performance Period, and the Participant has been actively employed by BB&T or its Affiliates during a portion of such Performance Period, such Participant shall be eligible for an Annual Incentive Performance Award under this Article 9 in accordance with the provisions of this Article 9 by applying a fraction to the Award the Participant would have otherwise received had the Participant continued to be employed for the entire Performance Period, the numerator of which shall be the number of full calendar months of employment during such Performance Period and the denominator of which shall be twelve (12).
9.5.Time and Form of Payments. Awards determined by the Administrator to be paid to Participants shall be paid in cash between January 1 and March 15 of the Fiscal Year following the end of the Performance Period applicable to the Award.
9.6.Change of Control. Notwithstanding any other provision in the Plan or this Article 9 to the contrary, in the event of a Change of Control, the Administrator in its sole discretion and without liability to any person may take such actions, if any, as it deems necessary or advisable with respect to any Award under this Article 9, including, without limitation, (i) the acceleration of payment of an Award, (ii) the payment of a cash amount in exchange for the cancellation of an Award, and/or (iii) the requiring of the issuance of substitute Awards that will substantially preserve the value, rights, and benefits of any affected Awards previously granted hereunder; provided, however, that the Administrator may not exercise any discretion under the Plan to reduce the amount payable in respect of any Award relating to a Performance Period which ended prior to the date of such Change of Control but which Award had not been paid out at the time of the Change of Control, and such Awards shall be paid out entirely in cash as promptly as practicable following the Change of Control, unless this right has been waived by the Participant.
ARTICLE 10
ANNUAL INCENTIVE PERFORMANCE AWARDS
FOR EMPLOYEES OTHER THAN COVERED EMPLOYEES
10.1.Eligibility. Employees selected by the Administrator who are not Covered Employees (and not determined by the Administrator as likely to become Covered Employees) will be eligible to receive Annual Incentive Performance Awards under this Article 10.
10.2.Performance Goals. No later than ninety (90) days after the commencement of each Performance Period (or such earlier date as is required under Section 409A), the Administrator shall establish, in writing, Performance Goals for the Performance Period.
10.3.Target Awards. No later than ninety (90) days after the commencement of each Performance Period (or such earlier date as is required under Section 409A), the Administrator shall, in writing, establish target awards for Participants who are eligible under Section 10.1.
10.4.Administrator’s Annual Incentive Performance Award Determination. After the end of each Performance Period, the Administrator shall determine the actual amount of the Participant’s Annual Incentive Performance Award based upon the achievement of the Performance Goals for such Performance Period. The Administrator will then determine, and set forth in writing, whether the Participant is entitled to all of the Participant’s Individual Incentive Opportunity for such Performance Period or a lesser amount. The Administrator may, in its discretion, increase or decrease the amount of compensation otherwise payable under this Article 10. To be entitled to an Annual Incentive Performance Award under this Article 10, except as the Administrator shall otherwise determine, a Participant must be employed by BB&T or an Affiliate on the last day of the Performance Period. Notwithstanding the foregoing, if a Participant’s employment with BB&T and its Affiliates is terminated during a Performance Period by reason of death, Disability, or Retirement, and the Participant has been actively employed by BB&T or its Affiliates during a portion of such Performance Period, such Participant shall be eligible for an Annual Incentive Performance Award under this Article 10 in the discretion of the Administrator. The determination of any such Award shall be made by the Administrator in accordance with the provisions of this Article 10.
10.5.Time and Form of Payments. Awards determined by the Administrator to be paid to Participants shall be paid in cash between January 1 and March 15 of the Fiscal Year following the end of the Performance Period applicable to the Award.
10.6.Change of Control. Notwithstanding any other provision in the Plan or this Article 10 to the contrary, in the event of a Change of Control, the Administrator in its sole discretion and without liability to any person may take such actions, if any, as it deems necessary or advisable with respect to any Award under this Article 10, including, without limitation, (i) the acceleration of payment of an Award, (ii) the payment of a cash amount in exchange for the cancellation of an Award, and/or (iii) the requiring of the issuance of substitute Awards that will substantially preserve the value, rights, and benefits of any affected Awards previously granted hereunder; provided, however, that the Administrator may not exercise any discretion under the Plan to reduce the amount payable in respect of any Award relating to a Performance Period which ended prior to the date of such Change of Control but which Award had not been paid out at the time of the Change of Control, and such Awards shall be paid out entirely in cash as promptly as practicable following the Change of Control, unless this right has been waived by the Participant.
ARTICLE 11
SECTION 162(m) PROVISIONS
11.1.Covered Employees. Notwithstanding any other provision of the Plan, if the Administrator determines at the time an Award is granted to a Participant (i) the Participant is, or will be, as of the end of the Fiscal Year in which BB&T would claim a tax deduction in connection with such Award, a Covered Employee, and (ii) that BB&T desires to obtain a tax deduction with respect to such Award, then this Article 11 shall be applicable to such Award.
11.2.Performance Criteria. If the Administrator determines that an Award is intended to be subject to this Article 11, the lapsing of restrictions thereon and the payment and distribution of cash, shares of Common Stock, or other property pursuant thereto, as applicable, shall be subject to the achievement of one (1) or more Performance Goals. The Administrator shall, in its sole discretion, designate within the first ninety (90) days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m)) which Participants will be eligible to receive Awards in respect of such Performance Period. However, such designation of a Participant as eligible to receive an Award for a Performance Period shall not in any manner entitle such Participant to receive payment in respect of any Award for such Performance Period. Within the first ninety (90) days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m)), the Administrator shall, with regard to Awards to be issued for such Performance Period, exercise its discretion and select (and record the same in writing): (i) the length of the Performance Period; (ii) the type(s) of Awards to be granted; (iii) the Performance Measure(s) that will be used to establish the Performance Goal(s); (iv) the kind(s) and/or level(s) of the Performance Goal(s) that is/are to apply to the Award(s); and (v) any objective and nondiscretionary formula applicable to the Awards and the Performance Goal(s).

11.3.Certification. Following the completion of a Performance Period, the Administrator shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if achieved, to calculate and certify in writing the amount of the “qualified performance-based compensation” (within the meaning of Section 162(m)) earned for the Performance Period.
11.4.Negative Discretion. With respect to any Award that is subject to this Article 11, the Administrator may adjust downwards, but not upwards, the amount payable pursuant to such Award. In no event may the portion of any Award incentive pool allocated to a Covered Employee no later than ninety (90) days after the commencement of each Performance Period (or such earlier date as is required under Section 162(m)) be increased in any way, including as a result of the reduction of any other Participant’s allocated portion. The Administrator may not in any circumstances waive the achievement of the applicable Performance Goals, except as, and to the extent, permitted by Section 162(m).
11.5.Section 162(m) Performance-Based Compensation. To the extent to which Section 162(m) is applicable, BB&T intends that compensation paid under the Plan to Covered Employees will, to the extent possible, constitute “qualified performance-based compensation” within the meaning of Section 162(m) and related regulations. Accordingly, Awards granted to Covered Employees which are intended to qualify for the performance-based exception under Code Section 162(m) and related regulations shall be deemed to include any such additional terms, conditions, limitations and provisions as are necessary to comply with the performance-based compensation exemption of Section 162(m).
11.6.Deferral. If the Administrator reasonably anticipates that the deduction with respect to a payment would not be permitted solely due to the application of Section 162(m), the Administrator may defer that amount of the payment to the extent deemed necessary to ensure deductibility; provided, however, that (i) the deduction limitation of Section 162(m) shall be applied to all payments to similarly situated Participants on a reasonably consistent basis; (ii) the payment must be made by the earliest of (x) during BB&T’s (or the Affiliate’s) first taxable year in which BB&T (or the Affiliate) reasonably anticipates, or should reasonably anticipate, that if the payment is made during such year, the deduction of such payment will not be barred by application of Section 162(m) or (y) during the period beginning with the date of the Participant’s Separation from Service and ending on the later of the last day of the taxable year of BB&T (or the Affiliate) in which the Participant incurs a Separation from Service or the fifteenth day of the third month following the Participant’s Separation from Service; (iii) where any payment to a particular Participant is delayed because of Section 162(m), the delay in payment will be treated as a subsequent deferral election unless all scheduled payments to such Participant that could be delayed are also delayed; (iv) where a payment is delayed to a date on or after the Participant’s Separation from Service, the payment will be considered a payment upon a Separation from Service for purposes of the Section 409A six- (6-) month delay for Specified Employees; and (v) no election may be provided to a Participant with respect to the timing of payment hereunder.
ARTICLE 12
GENERALLY APPLICABLE PROVISIONS
12.1.Dividends and Dividend Equivalents. Except with regard to Options and SARs, the Administrator may, in its sole discretion, provide that Awards granted under the Plan earn dividends or dividend equivalents. Subject to compliance with applicable law, such dividends or dividend equivalents may be paid currently or may be credited to a Participant’s account, and any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Administrator may establish, including reinvestment in additional shares of Common Stock or share equivalents. No dividends or dividend equivalents shall be granted with respect to Options or SARs.
12.2.Effect of Termination. The Administrator shall determine the extent, if any, to which a Participant shall have any rights with respect to an Award (including but not limited to the right to exercise all or part of an Option or SAR or the timing for all or part of an Annual Incentive Performance Award, Performance Award, Phantom Stock Award, or Restricted Award to vest or be earned) following the Participant’s Separation from Service with BB&T or an Affiliate. Such provisions will be determined in the sole discretion of the Administrator (subject to Section 409A and Section 162(m)), shall be included in the Agreement relating to such Award, need not be uniform among all Awards issued under the Plan, and may reflect distinctions based on the reasons for Separation from Service.
12.3.Restrictions on Awards and Shares. BB&T may impose such restrictions on Awards and shares or any other benefits underlying Awards hereunder as it may deem advisable, including without limitation restrictions under the Code and federal securities laws, the requirements of any stock exchange or similar organization, and any blue sky, state, or foreign securities laws applicable to such securities. Notwithstanding any other Plan provision to the contrary, BB&T shall not be obligated to issue, deliver, or transfer shares of Common Stock under the Plan, make any other distribution of benefits under the Plan, or take any other action, unless such delivery, distribution, or action is in compliance with all applicable laws, rules, and regulations (including but not limited to the requirements of the Code and the Securities Act). BB&T may cause a restrictive legend to be placed on any shares of Common Stock issued pursuant to an Award hereunder in such form as may be prescribed from time to time by applicable laws and regulations or as may be advised by legal counsel.
12.4.Amendment and Termination of the Plan.
(a)The Plan may be amended, altered, or terminated at any time by the Board; provided, that (i) approval of an amendment to the Plan by the shareholders of BB&T shall be required to the extent, if any, that shareholder approval of such amendment is required by applicable law, rule, or regulation; (ii) except for adjustments made pursuant to Section 3.4, the Option Price for any outstanding Option or base price of any outstanding SAR granted under the Plan may not be decreased after the date of grant, nor may any outstanding Option or SAR granted under the Plan be surrendered to BB&T as consideration for the grant of a new Option or SAR with a lower Option Price or base price than the original Option or SAR, as the case may be, without shareholder approval of any such action; and (iii) there shall be no cash-outs of Options or SARs without shareholder approval thereof. (Effective April 25, 2017)
(b)Subject to Section 409A, the Administrator may amend, alter, or terminate any Award granted under the Plan, prospectively or retroactively; provided, however, except as otherwise provided in Section 14.19 and 14.20 of the Plan, such amendment, alteration, or termination of an Award shall not, without the consent of the recipient of an outstanding Award, materially adversely affect the rights of the recipient with respect to the Award.
12.5.Adjustment of Awards upon the Occurrence of Certain Events. Subject to compliance with the provisions of Article 11, the Administrator shall have authority to make adjustments to the terms and conditions of Awards in recognition of certain events affecting BB&T or any Affiliate, or the financial statements of BB&T or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, if the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or necessary or appropriate to comply with applicable laws, rules, or regulations; provided, however, that all adjustments shall be made in a manner compliant with Section 409A, and such adjustment shall not be made to Awards of Covered Employees in violation of Section 162(m).
12.6.Cash Settlement. Notwithstanding any provision of the Plan, an Award or an Agreement to the contrary, the Administrator may cause any Award granted under the Plan to be canceled in consideration of a substitute award or cash payment of an equivalent cash value, as determined by the Administrator, made to the holder of such canceled Award; provided that the Administrator shall consider the effect of Section 409A and Section 424(a) of the Code and Section 12.4(a) hereof.
ARTICLE 13
ADMINISTRATION
13.1.General. The Plan shall be administered by the Administrator; provided, however, (i) the Board shall have sole authority to grant Awards to Directors who are not Employees, and (ii) the Committee shall have sole authority to grant Awards to Covered Employees and to Employees subject to Rule 16b-3.
13.2.Authority of Administrator. Subject to the provisions of the Plan, the Administrator shall have full and final authority in its discretion to take any action with respect to the Plan including, without limitation, the authority:
(a)to determine all matters relating to Awards, including selection of individuals to be granted Awards, the types of Awards, the number of shares of Common Stock, if any, subject to an Award, and all provisions (including terms, conditions, restrictions, and limitations) of an Award, which need not be identical;
(b)to prescribe the form or forms of the Agreements evidencing any Awards granted under the Plan;
(c)to establish, amend, and rescind rules and regulations for the administration of the Plan; and
(d)to construe and interpret the Plan, Awards, and Agreements made under the Plan; to establish, amend, and revoke rules and regulations for the Plan’s administration; and to interpret rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan (including, without limitation, the determination of Fair Market Value).
The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. Any decision made, or action taken, by the Administrator in connection with the administration of the Plan shall be final and conclusive.
The Administrator shall also have authority, in its sole discretion (except to the extent precluded by Section 409A or Section 162(m)):

(i)
to accelerate the date on which any Award which was not otherwise exercisable, vested, or earned shall become exercisable, vested, or earned in whole or in part without any obligation to accelerate such date with respect to any other Award granted to any recipient;

(ii)	to modify or extend the terms and conditions for exercise, vesting, or earning of an Award, and to correct any defect, omission, or inconsistency in any Award;

(iii)
to specify in an Agreement that a Participant's rights, payments, and/or benefits with respect to an Award (including but not limited to any shares issued or issuable and/or cash paid or payable with respect to an Award) shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, Separation from Service for cause; violation of BB&T or Affiliate policies; breach of non-solicitation, noncompetition, confidentiality or other restrictive covenants that may apply to the Participant; or other conduct by the Participant that is determined by the Administrator to be detrimental to the business or reputation of BB&T or any Affiliate; and

(iv)
to establish terms and conditions of Awards (including but not limited to the establishment of subplans) as the Administrator determines to be necessary or appropriate to conform to the applicable requirements or practices of jurisdictions outside of the United States.

In addition to action taken by meeting in accordance with applicable laws, any action of the Administrator with respect to the Plan may be taken by a written instrument signed by all of the members of the Board or Committee, as appropriate, and any such action so taken by written consent shall be as fully effective as if it had been taken by a majority of the members at a meeting duly held and called. No member of the Board or Committee, as applicable, shall be liable for any action or determination made in good faith with respect to the Plan, an Award, or an Agreement. The members of the Board or Committee, as applicable, shall be entitled to indemnification and reimbursement in the manner provided in BB&T’s articles of incorporation or bylaws or pursuant to applicable law. All expenses of administering the Plan shall be borne by BB&T.
13.3.Delegation of Authority. Notwithstanding the other provisions of Article 13, to the extent permitted by applicable law, the Administrator may delegate, within limits it may establish from time to time, to (i) a subcommittee of the Committee, or (ii) one or more senior executive officers of BB&T, or (iii) Employees who are not Covered Employees and who are not subject to Section 16 of the Exchange Act, the authority to grant Awards, and to make any or all of the determinations reserved for the Administrator in the Plan with respect to such Awards (subject to any restrictions imposed by applicable laws, rules, and regulations and such terms and conditions as may be established by the Administrator in accordance with the Plan); provided, however, that, to the extent required by Section 16 of the Exchange Act or Section 162(m), the Participant, at the time of such grant or other determination, (i) is not deemed to be an officer or director of BB&T within the meaning of Section 16 of the Exchange Act; and (ii) is not deemed to be a Covered Employee. To the extent that the Administrator has delegated authority to grant Awards pursuant to this Section 13.3 to a subcommittee of the Committee, or to one or more senior executive officers of BB&T, or to Employees who are not Covered Employees and who are not subject to Section 16(b) of the Exchange Act, references to the Administrator shall include references to such subcommittee or such senior executive officer or officers, or such Employees, subject, however, to the requirements of the Plan, Rule 16b-3, Section 162(m) and other applicable laws, rules, and regulations. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator's delegate or delegates that were consistent with the terms of the Plan.
ARTICLE 14
MISCELLANEOUS
14.1.Shareholder Rights. Except as otherwise determined by the Administrator (and subject to the provisions of the Plan, a Participant (and the Participant’s legal representative, legatees, or distributees) shall not be deemed to be the holder of any shares of Common Stock subject to an Award and shall not have any rights of a shareholder unless and until such shares of Common Stock have been issued to her, him or them under the Plan. Shares of Common Stock acquired upon exercise of an Option or SAR shall be issued in the name of the Participant (or the Participant’s beneficiary) and distributed to the Participant (or his or her beneficiary) as soon as practicable following receipt of notice of exercise and, with respect to Options, payment of the purchase price (except as may otherwise be determined by BB&T in the event of payment of the Option Price pursuant to Section 4.7 herein); provided that such shares of Common Stock shall be issued within thirty (30) business days of notice of exercise (and if such thirty- (30-) day period begins in one (1) calendar year and ends in another, the Participant shall have no right to designate the calendar year of issuance). Except as otherwise provided in the Plan or in an Agreement in accordance with Section 409A, any shares of Common Stock issuable pursuant to a Performance Award, Phantom Stock Award or Restricted Award shall be issued in the name of the Participant (or the Participant’s beneficiary); provided that such shares of Common Stock shall be registered within the time required for payment pursuant to Articles 5, 6, 7, and 8.
14.2.Taxes. The recipient of an Award or of any Award payment is responsible for the payment of all applicable taxes thereon. BB&T and its Affiliates shall withhold all required local, state, federal, foreign, and other taxes and any other amount required to be withheld by any governmental authority or law from any amount payable in cash with respect to an Award, and all payments or distributions pursuant to the Plan may be made net of any applicable taxes. Prior to the issuance and delivery of shares of Common Stock or any other benefit conferred under the Plan, BB&T shall require any recipient of an Award to pay to BB&T in cash the amount of any tax or other amount required by any governmental authority to be withheld and paid over by BB&T to such authority for the account of such recipient. Notwithstanding the foregoing, the Administrator may establish procedures to permit a recipient to satisfy such obligation in whole or in part, and any local, state, federal, foreign, or other income tax obligations relating to such an Award, by electing (the “election”) to have BB&T withhold shares of Common Stock from the shares to which the recipient is entitled. The number of shares to be withheld shall have a Fair Market Value as of the date that the amount of tax to be withheld is determined as nearly equal as possible to the amount of such obligations being satisfied. Each election must be made in writing to the Administrator in accordance with election procedures established by the Administrator, including, without limitation, procedures established by the Administrator after BB&T’s adoption of ASU 2016-09, Compensation - Stock Compensation (Topic 718) dated March, 2016. The Administrator, in its discretion but subject to applicable law including, without limitation, Section 409A, may apply any amounts payable under the Plan as a setoff to satisfy any liabilities owed by the recipient to BB&T and its Affiliates. (Effective April 25, 2017)
14.3.Section 16(b) Compliance. To the extent that any Participants in the Plan are subject to Section 16(b) of the Exchange Act, it is the general intention of BB&T that transactions under the Plan shall comply with Rule 16b-3 and that the Plan shall be construed in favor of such Plan transactions meeting the requirements of Rule 16b‑3 or any successor rules thereto. Notwithstanding anything in the Plan to the contrary, the Administrator, in its sole and absolute discretion, may bifurcate the Plan so as to restrict, limit, or condition the use of any provision of the Plan to Participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting, or conditioning the Plan with respect to other Participants.
14.4.Section 409A. To the extent applicable, BB&T intends that the Plan comply with Section 409A, and the Plan shall be construed in a manner to comply with Section 409A. Should any provision be found not in compliance with Section 409A, Participants shall be contractually obligated to execute any and all amendments to Awards deemed necessary and required by legal counsel for BB&T to achieve compliance with Section 409A. By acceptance of an Award, Participants irrevocably waive any objections they may have to the amendments required by Section 409A. Participants also agree that in no event shall any payment required to be made pursuant to the Plan that is considered “nonqualified deferred compensation” within the meaning of Section 409A be accelerated in violation of Section 409A. In the event a Participant is a Specified Employee, and payments that are nonqualified deferred compensation cannot commence until the lapse of six (6) months after a Separation from Service, then any such payments that would be paid during such six- (6-) month period in a single lump sum shall be made on the date that is within the thirty- (30-) day period commencing with the first day of the seventh month after the month of the Participant’s Separation from Service (provided that if such thirty- (30-) day period begins in one (1) calendar year and ends in another calendar year, the Participant shall have no right to designate the calendar year of payment). Furthermore, the first six (6) months of any such payments of nonqualified deferred compensation that would be paid in installments shall be paid within the thirty- (30-) day period commencing with the first day of the seventh month following the month of the Participant’s Separation from Service (provided that if such thirty- (30-) day period begins in one (1) calendar year and ends in another calendar year, the Participant shall have no right to designate the calendar year of payment). All remaining installment payments shall be made or provided as they would ordinarily have been under the provisions of the Agreement. Notwithstanding any other provision of the Plan, the tax treatment of Awards under the Plan shall not be, and is not, warranted or guaranteed. Neither BB&T, any Affiliate, the Board, the Committee, Administrator, nor any of their delegatees shall be held liable for any taxes, penalties, or other monetary amounts owed by a Participant, his beneficiary, or other person as a result of the grant, modification, or amendment of an Award or the adoption, modification, amendment, or administration of the Plan.
14.5.No Right or Obligation of Continued Employment or Service. Neither the Plan, the grant of an Award, nor any other action related to the Plan shall confer upon any individual any right to continue in the service of BB&T or an Affiliate as an Employee, Director, or Independent Contractor or affect in any way with the right of BB&T or an Affiliate to terminate an individual’s employment or service at any time.
14.6.Unfunded Plan; No Effect on Other Plans.
(a)The Plan shall be unfunded, and BB&T shall not be required to create a trust or segregate any assets that may at any time be represented by Awards under the Plan. The Plan shall not establish any fiduciary relationship between BB&T or any Affiliate and any Participant or other person. Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds, or property of BB&T or any Affiliate, including, without limitation, any specific funds, assets, or other property which BB&T or any Affiliate, in its discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Common Stock, cash, or other amounts, if any, payable under the Plan, unsecured by any assets of BB&T or any Affiliate. Nothing contained in the Plan shall constitute a guarantee that the assets of such entities shall be sufficient to pay any amounts to any person.
(b)The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute compensation with respect to which any other employee benefits of such Participant are determined, including, without limitation, benefits under any bonus, pension, profit sharing, life insurance, or salary continuation plan, except as otherwise specifically provided by the terms of such plan or as may be determined by the Administrator.
(c)The adoption of the Plan shall not affect any other stock incentive or other compensation plans maintained by BB&T or any Affiliate, nor shall the Plan preclude BB&T from establishing any other forms of stock incentive or other compensation for employees or service providers of BB&T or any Affiliate.
14.7.Applicable Law. The Plan shall be governed by and construed in accordance with the laws of the State of North Carolina, without regard to the conflict of laws provisions of any state, and in accordance with applicable United States federal laws.
14.8.Deferrals. Except as otherwise provided in the Plan, the Administrator may permit or require, at the time an Award is granted, a Participant to defer receipt of the delivery of shares of Common Stock, the payment of cash, or the provision of any other benefit that would otherwise be due pursuant to the exercise, vesting, or earning of an Award. If any such deferral is required or permitted, the Administrator shall, in its discretion, establish rules and procedures in writing for such deferrals in accordance with Section 409A.
14.9.Beneficiary Designation. Except with respect to Annual Incentive Performance Awards payable pursuant to Articles 9 and 10, or as otherwise impermissible under applicable law, a Participant shall have the right to designate a beneficiary or beneficiaries to whom any benefit, or settlement of Awards, under the Plan is to be paid in case of the Participant’s death before the Participant receives any or all of such benefit or settlement of Awards; and to amend or revoke such designation at any time in writing. Such designation, amendment or revocation shall be effective upon receipt by the Administrator. The Administrator shall have sole discretion to approve and interpret the form or forms of such beneficiary designation. If no beneficiary designation is made, or if the beneficiary designation is held invalid, or if no beneficiary survives the Participant and benefits are determined to be payable following the Participant’s death, the Administrator shall direct that payment of benefits be made to the Participant’s estate.
14.10.Payments on Behalf of Incapacitated Individuals. The Administrator, upon the receipt of satisfactory evidence of the physical, mental, or legal incapacity of any individual entitled to receive a payment under the Plan and satisfactory evidence that another person or institution is legally authorized to act on behalf of such incapacitated individual, may cause any payment otherwise payable to the individual to be made to such person or institution. Payment to such person or institution shall be in full satisfaction of all claims by or through such incapacitated individual to the extent of the amount thereof and shall completely discharge BB&T, the Administrator and the Plan of all further obligations hereunder.
14.11.Notices. Each Participant and each beneficiary shall be responsible for furnishing the Administrator with his or her current address (including email address) for the mailing of notices, reports, and benefit payments; provided, however, that the Administrator may use the last address on file with it as a valid address. Any notice required or permitted to be given to any such Participant or beneficiary shall be deemed given if directed to such address and mailed by regular United States mail, first class, postage prepaid, or by overnight courier, or facsimile, or email. If any check mailed to such address is returned as undeliverable to the addressee, mailing of checks will be suspended until the Participant or beneficiary furnishes the proper address (and the Participant or beneficiary may incur additional taxes and penalties under Section 409A). This provision shall not be construed as requiring the mailing of any notice or notification otherwise permitted to be given by posting or by other publication.
14.12.Lost Distributees. A benefit shall be deemed forfeited if the Administrator is unable after a reasonable period of time to locate the Participant or beneficiary to whom payment is due, or, if located, the Participant or beneficiary does not provide documentation required for a distribution or payment. Unless escheated to a Participant’s or beneficiary’s state of domicile pursuant to applicable escheat laws, such benefit shall, subject to the approval of the Administrator, be reinstated if a valid claim is made by or on behalf of the Participant or beneficiary for the forfeited benefit, although the benefits may be subject to additional taxes and penalties under Section 409A.
14.13.Reliance on Data. The Administrator shall have the right to rely on any data provided by the Participant or by any beneficiary or representative of the Participant or beneficiary. Representations of such data shall be binding upon any party seeking to claim a benefit through a Participant, and the Administrator shall have no obligation to inquire into the accuracy of any representation made at any time by a Participant or beneficiary.
14.14.Electronic Documents. To the extent permitted by applicable law, BB&T and the Administrator or its designee may (i) deliver by email or other electronic means (including posting on a web site maintained by BB&T or by a third party under contract with BB&T) all documents relating to the Plan or any Award thereunder (including without limitation, prospectuses required by the SEC) and all other documents that BB&T or the Administrator or its designee is required to deliver to its security holders (including without limitation, annual reports and proxy statements), and (ii) permit Participants to electronically execute applicable Plan documents (including, but not limited to, Agreements) and notices in a manner prescribed by the Administrator.
14.15.Gender and Number. Except where otherwise indicated by the context, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.
14.16.Severability. If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
14.17.Rules of Construction. Headings are given to the articles and sections of the Plan solely as a convenience to facilitate reference. The reference to any statute, regulation or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.
14.18.Successors and Assigns. The Plan shall be binding upon BB&T, its successors and assigns, and Participants, their executors, administrators, permitted transferees, and beneficiaries.
14.19.Clawback, etc. By entering into Agreements or otherwise participating in the Plan, each Participant acknowledges and agrees to the provisions of this Section 14.19, and acknowledges and agrees that the provisions of this Section 14.19 may be applied, without liability to any Participant (or any Participant’s beneficiary) by the Administrator on a retroactive basis regardless of the Participant’s employment status with BB&T or its Affiliates at the time of such clawback or other action by the Administrator. Notwithstanding anything contained in the Plan to the contrary, the Administrator, in order to comply with applicable law (including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act) and any risk management requirements and/or policies adopted by BB&T, retains the right at all times to decrease or terminate all Awards and payments under the Plan, and any and all amounts payable under the Plan or paid under the Plan shall be subject to clawback, forfeiture, and reduction to the extent determined by the Administrator as necessary to comply with applicable law and/or policies adopted by BB&T.
14.20.Legislative and/or Regulatory Restrictions. Notwithstanding anything contained in the Plan to the contrary, in the event any legislation, regulation(s), or formal or informal guidance require(s) any compensation payable under the Plan (including, without limitation, any incentive-based compensation) to be deferred, reduced, eliminated, paid in a different form or subjected to vesting or other restrictions, such compensation shall be deferred, reduced, eliminated, paid in a different form or subjected to vesting or other restrictions as, and solely to the extent, required by such legislation, regulation(s), or formal or informal guidance.
ARTICLE 15
DEFINITIONS
In addition to other terms defined herein, the following terms shall have the meanings given below:
15.1.Administrator shall mean the Board, and, upon its delegation of all or part of its authority to administer the Plan to the Committee, the Committee; provided, however, that with respect to Covered Employees and Employees subject to Rule 16b-3, the term “Administrator” used in the Plan shall always mean the Committee; and provided further, however, that except with respect to Covered Employees, Employees subject to Rule 16b-3, and Directors, the term “Administrator” shall also mean the delegate or delegates to whom authority has been delegated pursuant to Section 13.3. (Effective April 25, 2017)
15.2.Affiliate means any employer with which BB&T would be considered a single employer under Section 414(b) or 414(c) of the Code, applied using fifty percent (50%) as the percentage of ownership required under such Code sections; provided, however, that the term “Affiliate” shall be construed in a manner in accordance with the registration provisions of applicable federal securities laws.
15.3.Agreement and Award Agreement mean any agreement, document, or other instrument (which may be in written or electronic or Internet form, in the Administrator’s discretion and which includes, as permitted under Section 409A, any amendment or supplement thereto and any related forms) between BB&T and a Participant specifying the terms, conditions, and restrictions of an Award granted to the Participant in accordance with the Plan. An Agreement may also state such other terms, conditions, and restrictions, including but not limited to terms, conditions, and restrictions applicable to shares of Common Stock subject to an Award, as may be established by the Administrator in accordance with the Plan.
15.4.Annual Corporate Incentive Pool means the aggregate amount that may be paid under Article 9.
15.5.Annual Incentive Performance Award means an annual incentive performance award under either Article 9 or Article 10 of the Plan.
15.6.Award means, individually or collectively, a grant under the Plan of an Option (including an Incentive Option or a Nonqualified Option), a Stock Appreciation Right (including a Related SAR or a Freestanding SAR), a Restricted Award (including a Restricted Stock Award or a Restricted Stock Unit Award), a Performance Award (including a Performance Share Award, a Performance Unit Award, or an LTIP Award), a Phantom Stock Award, an Annual Incentive Performance Award, or any other award granted under the Plan.
15.7.BB&T means BB&T Corporation, a North Carolina corporation, or any successor thereto.
15.8.Board means the Board of Directors of BB&T.
15.9.Change of Control means a change of control as defined in an applicable Agreement; provided, however, that for purposes of Articles 9 and 10 of the Plan, Change of Control means and will be deemed to have occurred on the earliest of the following dates:
(a)the date any person or group of persons (as defined in Section 13(d) and 14(d) of the Exchange Act) together with its affiliates, excluding employee benefit plans of BB&T and its Affiliates, is or becomes, directly or indirectly, the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act) of securities of BB&T representing twenty percent (20%) or more of the combined voting power of BB&T’s then outstanding voting securities (excluding the acquisition of securities of BB&T by an entity at least eighty percent (80%) of the outstanding voting securities of which are, directly or indirectly, beneficially owned by BB&T); or
(b)the date when, as a result of a tender offer or exchange offer for the purchase of securities of BB&T (other than such an offer by BB&T for its own securities), or as a result of a proxy contest, merger, share exchange, consolidation or sale of assets, or as a result of any combination of the foregoing, individuals who, at the beginning of any two- (2-) year period during the duration of the Plan, constitute the Board, plus new directors whose election or nomination for election by BB&T’s shareholders is approved by a vote of at least two-thirds (2/3) of the directors still in office who were directors at the beginning of such two- (2-) year period, cease for any reason during such two- (2-) year period to constitute at least two-thirds (2/3) of the members of such Board; or
(c)the date a merger, share exchange or consolidation of BB&T with any other corporation or entity is consummated regardless of which entity is the survivor, other than a merger, share exchange or consolidation which would result in the voting securities of BB&T outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving or acquiring entity) at least sixty percent (60%) of the combined voting power of the voting securities of BB&T or such surviving or acquiring entity outstanding immediately after such merger, share exchange or consolidation; or
(d)the date the shareholders of BB&T approve a plan of complete liquidation or winding-up of BB&T; or
(e)the date a sale or disposition by BB&T of all or substantially all of BB&T’s assets is consummated; or
(f)the date of any event which the Board determines should constitute a Change of Control.

15.10.Code means the Internal Revenue Code of 1986, as amended.
15.11.Committee means either (i) the Compensation Committee of the Board appointed to administer the Plan, or (ii) a committee of the Board designated by the Board to administer the Plan and, with respect to “applicable employee remuneration” for purposes of Section 162(m), a subcommittee designated by the Board composed of not less than two (2) directors, each of whom is required to be a “nonemployee director” (within the meaning of Rule 16b-3) and an “outside director” (within the meaning of Section 162(m)) to the extent Rule 16b-3 and Section 162(m), respectively, are applicable to BB&T and the Plan.
15.12.Common Stock means the common stock of BB&T Corporation, $5.00 par value.
15.13.Covered Employee shall have the meaning given the term in Section 162(m).
15.14.Director means a member of the Board or a member of the board of directors of an Affiliate.
15.15.Disability or Disabled means:

(i)	If the Participant is a participant in a disability insurance program of BB&T or an Affiliate, that the Participant incurs a Separation from Service for disability under such program; or

(ii)
If the Participant is not a participant in a disability insurance program of BB&T or an Affiliate, that such Participant suffers from any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than six (6) months, where such impairment causes the individual to be unable to perform the duties of his or her employment or any substantially similar position of employment and that the Participant incurs a Separation from Service.

15.16.Effective Date means the date, as defined in Section 1.1, upon which the Plan is approved by BB&T’s shareholders.
15.17.Employee means any person who is an employee of BB&T or any Affiliate (including entities which become Affiliates after the Effective Date of the Plan); provided, however, that with respect to Incentive Options, “Employee” means any person who is considered an employee of BB&T or any Affiliate for purposes of Treas. Reg. Section 1.421- 1(h) (or any successor provision related thereto).
15.18.Exchange Act means the Securities Exchange Act of 1934, as amended.
15.19.Fair Market Value per share of the Common Stock shall be, to the extent applicable to an Award, the closing sales price per share on the New York Stock Exchange or the American Stock Exchange (as applicable) on the date an Award is granted or other determination is made (each, a “valuation date”), or, if there is no transaction on such date, then on the trading date nearest preceding the valuation date for which closing sales price information is available. In the absence of any such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith in accordance with Section 409A.
15.20.Fiscal Year means BB&T’s fiscal year which is the calendar year beginning each January 1, and ending the following December 31.
15.21.Freestanding SAR means an SAR that is granted without relation to an Option, as provided in Section 5.1.
15.22.Incentive Option means an Option that is designated by the Administrator as an Incentive Option and intended to meet the requirements of incentive stock options under Code Section 422 and related regulations.
15.23.Independent Contractor means an independent contractor, consultant, or advisor providing services to BB&T or an Affiliate.
15.24.Individual Incentive Opportunity means a Participant’s allocable percentage share of either the Annual Corporate Incentive Pool under Article 9 or a Participant’s target award under Article 10.
15.25.LTIP Award means a long-term incentive performance award granted under Article 8.
15.26.Nonqualified Option means an Option that is not an Incentive Option.
15.27.Option means a stock option granted under Article 4.
15.28.Option Period means the term of the Option as provided in Section 4.4.
15.29.Option Price means the price per share at which an Option may be exercised as provided in Section 4.3.
15.30.Participant means an individual employed by, or providing services to, BB&T or an Affiliate who satisfies the requirements of Article 2 and is selected by the Administrator to receive an Award under the Plan.
15.31.Performance Award means a Performance Share Award, a Performance Unit Award and/or an LTIP Award as provided in Article 8.
15.32.Performance Goals means (i) for a Performance Period, one (1) or more goals as may be established in writing by the Administrator for the Performance Period based upon the achievement (measured on an absolute or relative basis) of one (1) or more Performance

Measures, and (ii) for purposes of Article 10, such performance goal or goals based upon such performance measure(s) as the Administrator establishes in writing for a Performance Period.
15.33.Performance Measures mean one (1) or more (either alone or in combination) performance factors which may be established by the Administrator with respect to an Award. Performance factors may be based on such corporate, business unit or division and/or individual performance factors and criteria as the Administrator in its discretion may deem appropriate (including, but not limited to, one (1) or more designated external or internal indices or benchmarks, or designated comparison group or entity or groups or entities); provided, however, that such performance factors shall be limited to one (1) or more (either alone or in combination) of the following: (i) return measures (including, but not limited to, return on assets; return on risk-weighted assets; return on shareholders’ equity; return on tangible equity; return on capital; return on regulatory capital; and return on investment); (ii) earnings measures (including, but not limited to, earnings per share; net income; net interest income; net interest margin; non-interest income; income before income taxes; income before income taxes and provision for credit losses; risk-adjusted profitability measures; earnings before interest, taxes, depreciation and amortization; operating or profit margin; productivity ratios; profitability of an identifiable business unit or product; and maintenance or improvement of profit margin); (iii) expense measures (including, but not limited to, expense management; total expenses; operating efficiencies; efficiency ratios; and non-interest expense); (iv) balance sheet measures (including, but not limited to, asset growth; asset mix; loan growth; loan mix; loan loss reserves; nonperforming assets; deposits; deposit mix; book value per share; book equity; tangible equity; and investments); (v) enterprise risk management measures (including, but not limited to, interest-sensitivity levels; liquidity measures; asset quality; credit quality; credit performance; charge-offs; regulatory compliance; satisfactory internal or external audits; and financial or credit ratings); (vi) internal or external regulatory capital, liquidity, risk or other regulatory-related requirements, expectations, goals or objectives (including, but not limited to, capital management; cost of capital; improvements in capital structure; working capital; tier one capital ratio; common equity tier one ratio; leverage ratio; stress testing and capital levels); (vii) market or market-related measures (including, but not limited to, stock price; dividends or dividend yield; total shareholder return; market to book value; market capitalization; market to tangible book value; and price/earnings ratio); (viii) strategic business goals and objectives (including, but not limited to, consummation or integration of acquisitions; dispositions; projects or other specific events, transactions, or workforce objectives); (ix) off-balance sheet portfolio objectives (including, but not limited to, those related to servicing portfolios, securitizations, assets under administration or management, derivatives, loan originations or innovation goals or objectives); (x) product, consumer or market-related objectives (including, but not limited to, revenue; sales; revenue mix; product growth; customer growth; number or type of customer relationships; customer satisfaction; associate satisfaction; top box scores; and market share); (xi) cash flow (including, but not limited to, operating cash flow; free cash flow; and cash flow return on capital); and (xii) any other objective measures established by the Administrator, provided, however, that such measures shall not be used in connection with Awards to Covered Employees.
With respect to Covered Employees, such performance factors and criteria may include or exclude certain items that have an accounting or financial impact as determined by the Administrator within the first ninety (90) days of the Performance Period (or, if shorter, within the maximum period allowed under Section 162(m)).
15.34.Performance Period means the one (1) or more periods of time of at least twelve (12) consecutive months in duration, or a period of time shorter than twelve (12) consecutive months, as the Administrator may select, over which the attainment of one (1) or more Performance Goals will be measured for purposes of determining a Participant’s right to and the payment of a Performance Award, an Annual Incentive Performance Award, a Restricted Award, or any other Award for which the Administrator determines a measuring period is appropriate. Subject to the foregoing, for purposes of Annual Incentive Performance Awards under Articles 9 and 10, the Performance Period shall be the Fiscal Year.
15.35.Performance Share means an Award granted under Article 8.
15.36.Performance Unit means an Award granted under Article 8.
15.37.Phantom Stock Award means an Award, granted under Section 5.2, to a Participant of a number of hypothetical share units with respect to shares of Common Stock, with a value based on the Fair Market Value of a share of Common Stock.
15.38.Plan means this BB&T Corporation 2012 Incentive Plan, as it may be hereafter amended and/or restated.
15.39.Related SAR means an SAR granted under Section 5.1 that is granted in relation to a particular Option and that can be exercised only upon the surrender to BB&T, unexercised, of that portion of the Option to which the SAR relates.
15.40.Restricted Award means either a Restricted Stock Award or a Restricted Stock Unit Award.
15.41.Restriction Period means the nature, length, and starting date of the period during which a Restricted Award may be earned by a Participant.
15.42.Restricted Stock and Restricted Stock Award mean shares of Common Stock subject to restrictions awarded to a Participant under Article 6.
15.43.Restricted Stock Unit and Restricted Stock Unit Award mean a Restricted Stock Unit Award and Restricted Stock Units granted to a Participant pursuant to Article 7.

15.44.Retirement means that a Participant has incurred a Separation from Service on or after his earliest early retirement date. As used herein, the “earliest early retirement date” of a Participant who incurs a Separation from Service is, (i) if the Participant is an Employee, either the Employee’s attainment of at least age 55 with at least 10 years of service with BB&T and/or an Affiliate, or, in the event the Employee has not attained at least age 55 with at least 10 years of service, the Employee’s attainment of at least age 65 with at least 5 years of service with BB&T and/or an Affiliate; and (ii) if the Participant is a Director, the Director’s attainment of at least the age of retirement specified in BB&T’s policy and procedure applicable to Directors as the retirement age for Directors.
15.45.Rule 16b-3 means Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.
15.46.SAR and Stock Appreciation Right. means a stock appreciation right granted under Section 5.1. References to “SARs” include both Related SARs and Freestanding SARs, unless the context requires otherwise.
15.47.SEC means the Securities and Exchange Commission or any successor thereto.
15.48.Section 162(m) means Section 162(m) of the Code and the guidance issued thereunder by the United States Department of the Treasury and/or Internal Revenue Service.
15.49.Section 409A means Section 409A of the Code and the guidance issued thereunder by the United States Department of the Treasury and/or Internal Revenue Service.
15.50.Securities Act means the Securities Act of 1933, as amended.
15.51.Separation from Service means a termination of employment with BB&T and all Affiliates that is a “separation from service” within the meaning of Section 409A. In accordance with Section 409A, bona fide leaves of absence up to six (6) months (or longer if the individual retains a right to reemployment under an applicable statute or by contract) for governmental or military service, illness, temporary disability or other reasons shall not be deemed Separations from Service.
15.52.Specified Employee means a “specified employee” within the meaning of Section 409A and any “specified employee” identification policy of BB&T.
15.53.Ten Percent Shareholder means an individual who, at the time an Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of BB&T or an Affiliate. For this purpose, an individual will be deemed to own stock which is attributable to the individual under Section 424(d) of the Code.

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IN WITNESS WHEREOF, this BB&T Corporation 2012 Incentive Plan, Amended April 25, 2017, is, by the authority of the Board of Directors of BB&T Corporation, executed on behalf of BB&T Corporation, the 1st day of May , 2017.

BB&T CORPORATION
		By:	/s/ Christopher L. Henson
		Name:	Christopher L. Henson
		Title:	Chief Operating Officer

ATTEST:
By:	/s/ Katrina D. Ramey
Name:	Katrina D. Ramey
Title:	Assistant Secretary